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                                                                   EXHIBIT 23.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

     Our report on the consolidated financial statements of Lason, Inc. is included on page F-9 of this Form S-1 Registration Statement. In connection with our audits of such financial statements, we have also audited the related financial statement schedule included in this Registration Statement.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

Coopers & Lybrand L.L.P.

Detroit, Michigan
March 26, 1997

                                       S-1